UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2006

DAG Media, Inc.

(Exact Name of Registrant as Specified in Charter)

New York 000-25991 13-3474831

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125-10 Queens Blvd., Kew Gardens, New York 11415

(Address of Principal Executive Offices)	(Zip Code)

(212) 489-6800
(Registrant’s telephone number, including area code)

125-10 Queens Boulevard, Kew Gardens, NY (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
|_|	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

On June 12, 2006, DAG Media, Inc. (the “Company”) entered into a Lease Agreement dated as of June 9, 2006 (the “Agreement”) with Cres, Inc. (“Cres”), the owner of the premises located at 192 Lexington Avenue, New York, NY 10017 (the “Premises”).

In accordance with the Agreement, the Company will lease from Cres the Premises for a term of 5 years commencing July 1, 2006 and ending on June 30, 2011. The basic annual rent for each year of the term of the Lease is as follows:

•July 1, 2006- June 30, 2007	$62,980.00 ($5,248.33 per month)
•July 1, 2007- June 30, 2008	$64,672.00 ($5,389.33 per month)
•July 1, 2008- June 30, 2009	$66,414.73 ($5,534.56 per month)
•July 1, 2009- June 30, 2010	$68,209.80 ($5,684.15 per month)
•July 1, 2010- June 30, 2011	$70,058.70 ($5,838.23 per month).

These annual rental rates include $6,580 per annum for electric pursuant to the provisions of Article 37 of the Lease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAG MEDIA, INC.

Dated: June 15, 2006	By:/s/ Assaf Ran
Name: Assaf Ran
	Title:	President and Chief Executive Officer